EXHIBIT 10.41

TWELFTH AMENDMENT TO THE
GPI SAVINGS PLAN
(As Amended and Restated Effective January 1, 2015)
WHEREAS, Graphic Packaging International, LLC (the “Company”) sponsors the GPI Savings Plan (the “Plan”) for the benefit of its eligible employees; and
WHEREAS, Section 13.1 of the Plan authorizes the Board of Directors of Graphic Packaging Holding Company (the “Board”) to amend the Plan at any time and to delegate such amendment authority to the Retirement Committee of Graphic Packaging International, LLC (the "Retirement Committee") or certain other designated persons; and
WHEREAS, the Board has delegated to the Retirement Committee the responsibility to make certain amendments to the Plan; and
WHEREAS, the Retirement Committee deems it desirable to amend the Plan to provide that it shall constitute a “qualified replacement plan” under Section 4980(d)(2) of the Internal Revenue Code of 1986, as amended, with respect to the termination of the GPI US Consolidated Pension Plan (the “Pension Plan”) and the transfer of all or any portion of the remaining Pension Plan assets to the Plan following such termination and the satisfaction of all remaining liabilities under the Pension Plan;
NOW, THEREFORE, BE IT RESOLVED, that the Plan be, and it hereby is, amended in the following respects:
1.    Effective as of the date this Amendment is executed, Article XVI of the Plan is amended by adding the following to the end thereof as Section 16.12:
16.12    Qualified Replacement Plan. The Controlling Company may maintain this Plan as a qualified replacement plan as described in Code Section 4980 under which this Plan may receive a transfer of all or any portion of remaining assets (“transferred amounts”) from the terminated GPI US Consolidated Pension Plan or from any other terminating qualified defined benefit plan that a Participating Company may maintain, prior to any employer reversion (within the meaning of Code section 4980) therefrom, as may be authorized by such Participating Company and the Controlling Company, subject to the following rules:
(a)The Retirement Committee will credit transferred amounts to a suspense account (“Suspense Account”) under the Plan, and thereafter the Retirement Committee will allocate transferred amounts to fund all or a portion of any Supplemental Employer Contributions which are “nonelective contributions,” within the meaning of Treasury Regulation Sections 1.401(k)-6 and 1.401(m)-5, due in accordance with the terms of the Plan (after the offset of any forfeitures). In no event shall the Suspense Account be applied to fund any “matching contributions,” within the meaning of Treasury Regulation Section 1.401(k)-6, under the Plan or to pay or reimburse the Controlling Company for any administrative expenses under the Plan.
(b)Such allocation from the Suspense Account will be no less rapidly than ratably on a periodic basis over an allocation period of seven Plan Years beginning with the Plan Year of such transfer and ending on the last day of the sixth Plan Year after the Plan Year of such transfer (“Allocation Period”).

EXHIBIT 10.41
(c)The minimum ratable drawdown of the Suspense Account over the Allocation Period will be measured by the Retirement Committee at periodic intervals (no less frequently than annually) designated by the Retirement Committee. The amount that will be allocated from the Suspense Account as such Supplemental Employer Contributions for each such interval (e.g., for each Plan Year) shall be no less than the amount determined by multiplying the amount in the Suspense Account as of the first day of such interval by a fraction, the numerator of which is one and the denominator of which is the number of such intervals remaining in the Allocation Period.
(d)Any income earned by the Suspense Account will be allocated at least as rapidly as ratably on the same periodic basis over the remainder of the Allocation Period under the same procedure.
(e)If any amount credited to the Suspense Account may not be allocated to a Participant before the end of the Allocation Period due to any limitation under Code Section 415, such amount shall be allocated to the Accounts of other Participants and, if any portion of such amount may not be so allocated to other Participants because of any such limitation, such portion shall be allocated to the Participant in accordance with Code Section 415.
(f)Amounts allocated from the Suspense Account attributable to such transfer and any income earned thereon shall be treated as employer contributions for purposes of Code Sections 401 and 415.
(g)If any transferred amounts credited to the Suspense Account are not allocated prior to the termination date of this Plan:
(1)such transferred amounts shall be allocated to the Accounts of Participants as of such date, except that any portion of such transferred amounts which may not be allocated due to Code Section 415 limitations shall be allocated to the Accounts of other Participants, and
(2)if any portion of such transferred amounts may not be allocated to other Participants in accordance with clause (1) by reason of such limitation, such portion shall be treated as a Controlling Company reversion to which Code Section 4980 applies.

EXHIBIT 10.41
BE IT FURTHER RESOLVED, that the Retirement Committee has approved this Twelfth Amendment to the GPI Savings Plan this 17th day of December 2020.
GRAPHIC PACKAGING INTERNATIONAL, LLC RETIREMENT COMMITTEE MEMBERS

By:         /s/ Stephen R. Scherger
            Stephen R. Scherger

By:         /s/ Stacey Panayiotou
            Stacey Panayiotou

By:         /s/ Brad Ankerholz
            Brad Ankerholz

By:         /s/ Chuck Lischer
            Chuck Lischer

By:         /s/ Brian A. Wilson
                                Brian A. Wilson

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